SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 21, 2009

Date of report (Date of earliest event reported)

GANDER MOUNTAIN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-50659	41-1990949
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Fifth Street, Suite 1300 Saint Paul, Minnesota		55101
(Address of Principal Executive Offices)		(Zip Code)

(651) 325-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting on April 21, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Gander Mountain Company (the “Company”) implemented a bonus program for the fiscal year ending February 6, 2010 (“fiscal 2009”) pursuant to which the Company’s executive officers other than its interim chief executive officer (the “Participating Executive Officers”), are eligible to receive cash bonuses.  The Company’s interim chief executive officer is serving without compensation.  Pursuant to this program, the Participating Executive Officers will receive bonuses based upon the achievement by the Company of certain consolidated pre-tax net income targets for fiscal 2009 that were established by the Committee.  The maximum awards payable to the Participating Executive Officers under this program, as a percentage of their base salaries for fiscal 2009, are equal to 100%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANDER MOUNTAIN COMPANY

Date: April 27, 2009	Eric R. Jacobsen
Eric R. Jacobsen
Executive Vice President, General Counsel and Secretary